UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Portola Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PORTOLA PHARMACEUTICALS, INC.

270 E. Grand Avenue

South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 16, 2014

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Portola Pharmaceuticals, Inc., a Delaware corporation. The meeting will be held on Friday, May 16, 2014 at 10:30 a.m. local time at Portola’s Headquarters at 270 E. Grand Avenue, South San Francisco, CA 94080 for the following purposes:

1.	To elect the Board of Directors’ nominees, Jeffrey W. Bird, M.D., Ph.D., John H. Johnson and H. Ward Wolff to hold office until the 2017 Annual Meeting of Stockholders.

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement.

The record date for the Annual Meeting is March 19, 2014. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on

Friday, May 16, 2014 at 10:30 a.m. local time at Portola’s Headquarters at

270 E. Grand Avenue, South San Francisco, CA 94080.

The proxy statement and annual report to stockholders

are available at www.astproxyportal.com/ast/18320

By Order of the Board of Directors

Mardi C. Dier

Executive Vice President and Chief Financial Officer

South San Francisco, California

April 4, 2014

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PORTOLA PHARMACEUTICALS, INC.

270 E. Grand Avenue

South San Francisco, CA 94080

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

May 16, 2014

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Portola Pharmaceuticals, Inc. (also referred to as “we,” “us,” “Portola,” and the “Company”) is soliciting your proxy to vote at the 2014 Annual Meeting of Stockholders, including any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or may request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 4, 2014 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The meeting will be held on Friday, May 16, 2014 at 10:30 a.m. local time at our Headquarters at 270 E. Grand Avenue, South San Francisco, CA 94080. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 19, 2014 will be entitled to vote at the Annual Meeting. On this record date, there were 41,091,964 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 19, 2014 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If on March 19, 2014 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

1.

What am I voting on?

There are two matters scheduled for a vote:

Proposal 1: Election of three Board nominees to serve as Class I directors for a three-year term.

Proposal 2: Ratification of the selection by the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For the proposal to elect nominees to the Board, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the proposal to ratify the selection of Ernst & Young LLP, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, or vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

• In Person: To vote in person, come to the Annual Meeting. Ballots will be available.

•    By Mail: To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•    By Telephone: To vote over the telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) in the United States, or 1-718-921-8500 from foreign countries, using a touch-tone phone and follow the recorded instructions. Have your proxy available when you call. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on May 15, 2014 to be counted.

•    Via the Internet: To vote through the internet, go to www.voteproxy.com and follow the on-screen instructions or scan this QR code with your smartphone. Your internet vote must be received by 11:59 p.m., Eastern Time on May 15, 2014 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

2.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 19, 2014.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director and “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the reasonable cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at Portola Pharmaceuticals, Inc., 270 E. Grand Avenue, South San Francisco, CA 94080.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If your shares are held by your broker, bank or other agent as a nominee, you should follow the instructions provided by your broker, bank or other agent.

3.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 5, 2014, to our Secretary at Portola Pharmaceuticals, Inc., 270 E. Grand Avenue, South San Francisco, CA 94080. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so no earlier than the close of business on January 16, 2015, and no later than the close of business on February 15, 2015.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to the proposal to ratify the selection of Ernst & Young LLP, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as an “Against” vote for the proposal to ratify the selection of Ernst & Young LLP and will have the same effect as a “Withhold” vote for the proposal to elect directors. Broker non-votes have no effect and will not be counted towards the vote total for either proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of NASDAQ, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation.

How many votes are needed to approve each proposal?

•	For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.

•	To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 41,091,964 shares outstanding and entitled to vote. Thus, the holders of 20,545,983 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

4.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes: Class I, Class II and Class III, with each class serving a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has nine members. There are three directors in the class whose term of office expires in 2014. Each of the nominees listed below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2017 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Our directors are expected to attend our Annual Meeting, either in person or telephonically.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

CLASS I NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2017 ANNUAL MEETING

Jeffrey W. Bird, M.D., Ph.D. Jeffrey Bird, age 53, has served as a member of our Board since November 2003. In addition, Dr. Bird serves on the Board of Directors of Horizon Pharma, Inc. and Threshold Pharmaceuticals, Inc. Since July 2003, Dr. Bird has been a managing director of Sutter Hill Ventures, a venture capital firm. Dr. Bird holds a B.S. in Biological Sciences from Stanford University and a Ph.D. in Cancer Biology and an M.D. from Stanford Medical School. Because of Dr. Bird’s experience investing in life science companies and serving as an executive at biopharmaceutical companies, we believe he is able to bring important insights to our Board.

John H. Johnson. John Johnson, age 56, joined our Board in March 2014. Mr. Johnson has served as a member of the Board of Directors of Dendreon Corporation since August 2011, and was named Chair in July 2013. He has also served as the President and Chief Executive Officer of Dendreon Corporation since January 2012. Mr. Johnson previously served as the Chief Executive Officer and a director of Savient Pharmaceuticals, Inc., a pharmaceutical company, from January 2011 until January 2012. In October 2013, Savient filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code. Prior to January 2011, Mr. Johnson served as Senior Vice President and President of Eli Lilly and Company’s Oncology unit from November 2009 until January 2011. He was also Chief Executive Officer of ImClone Systems Incorporated (“ImClone”), which develops targeted biologic cancer treatments, from August 2007 until November 2009, and served on ImClone’s Board of Directors until it was acquired by Eli Lilly in November 2008. Prior to joining ImClone, Mr. Johnson served as Company Group Chairman of Johnson & Johnson’s Worldwide Biopharmaceuticals unit from 2005 until August 2007, President of its Ortho Biotech Products LP and Ortho Biotech Canada unit from 2003 until 2005, and Worldwide Vice President of its CNS, Pharmaceuticals Group Strategic unit from 2001 until 2003. Prior to joining Johnson & Johnson, he also held several executive positions at Parkstone Medical Information Systems, Inc., Ortho-McNeil Pharmaceutical Corporation and Pfizer, Inc. Mr. Johnson is the former chairman of Tranzyme Pharma, Inc. He is currently a member of the board of directors of Cempra Pharmaceuticals, Inc. and Histogenics Corporation. He earned his bachelor’s degree from the East Stroudsburg University of Pennsylvania. Mr. Johnson’s dual role as an executive officer and director of Dendreon Corporation gives him unique insights into the day-to-day operations of biotechnology companies, a practical understanding of the issues and

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opportunities that face them, and the related strategic planning, commercial growth, and strategic transactions, giving him the appropriate and valuable qualifications to serve as a member of our Board.

H. Ward Wolff. Ward Wolff, age 65, has served as a member of our Board since November 2007. Since December 2007, Mr. Wolff has served as Executive Vice President and Chief Financial Officer of Sangamo BioSciences, Inc., a biopharmaceutical company. Mr. Wolff served as the Senior Vice President, Finance and Chief Financial Officer of Nuvelo, Inc., a biopharmaceutical company, from July 2006 until its restructuring in August 2007. He was Senior Vice President, Finance and Chief Financial Officer of Abgenix, Inc., a biopharmaceutical company, from September 2004 until it merged with Amgen Inc. in April 2006. Prior to joining Abgenix, Inc., Mr. Wolff held financial management positions in both public and private emerging growth companies, including serving as Senior Vice President and Chief Financial Officer of DoubleTwist, Inc., a life sciences company. Mr. Wolff holds a B.A. in Economics from the University of California at Berkeley and an M.B.A. from Harvard Business School. Mr. Wolff served on the board of directors of MAP Pharmaceuticals, Inc. until 2013. Because of Mr. Wolff’s management experience in several public companies, we believe he is able to bring financial expertise to our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2015 ANNUAL MEETING

Jean-Jacques Bienaimé. Jean-Jacques Bienaimé, age 60, has served as a member of our Board since September 2010. Since May 2005, Mr. Bienaimé has served as the Chief Executive Officer and a member of the board of directors of BioMarin Pharmaceutical Inc., a biopharmaceutical company. From August 2005 to August 2010, Mr. Bienaimé served on the board of directors of Ensemble Discovery Corporation. From November 2002 to April 2005, Mr. Bienaimé served as the Chairman, Chief Executive Officer and President of Genencor International, a biotechnology company acquired by Danisco A/S. From June 1998 to October 2002, Mr. Bienaimé served as the Chief Executive Officer and President of SangStat Medical, a biotechnology company. Mr. Bienaimé holds a B.S. in Economics from the Ecole Supérieure de Commerce de Paris and an M.B.A. from the Wharton School at the University of Pennsylvania. Mr. Bienaimé serves on the board of directors of BioMarin Pharmaceutical, Inc. and serves on the Board of Directors of InterMune, Inc. Because of Mr. Bienaimé’s expertise in business management in the biotechnology industry, we believe he is able to contribute valuable input on our strategic and business affairs to our Board.

Nicholas G. Galakatos, Ph.D. Nicholas Galakatos, age 56, has served as a member of our Board since November 2003. Dr. Galakatos has been a co-founder and Managing Director of Clarus Ventures, a venture capital firm, since 2005. Dr. Galakatos has also been a General Partner of MPM BioVentures II GP, LP and BioVentures III GP, LP, both venture funds, since April 2000 and December 2002, respectively. From 1997 to 2000, he served as Vice President, New Business, and a member of the management team at Millennium Pharmaceuticals, Inc. (“Millennium”). He was a founder of Millennium Predictive Medicine and TransForm Pharmaceuticals, where he also was the Chairman and founding Chief Executive Officer. Dr. Galakatos has served as the lead director at Affymax Inc. and a director of Cornerstone Therapeutics, Inc. (formerly Critical Therapeutics Inc.) and Aveo Pharmaceuticals, Inc. Dr. Galakatos holds a B.A. in Chemistry from Reed College and a Ph.D. in Organic Chemistry from the Massachusetts Institute of Technology and performed postdoctoral studies in molecular biology at Harvard Medical School. Dr. Galakatos serves on the Board of Directors of Nanostring Technologies, Inc. and Ophthotech Corporation. Dr. Galakatos served on the Board of Directors of Aveo Pharmaceuticals, Inc. until 2012. Because of Dr. Galakatos’ extensive experience in venture capital investments, we believe he is able to bring important insights to our Board.

7.

Charles J. Homcy, M.D. Charles Homcy, age 65, has served as a member of our Board since September 2003, as co-chairman of our Board from March 2010 to May 2013 and as chairman of our Board from September 2003 to March 2010. Since May 2010, Dr. Homcy has served as a Venture Partner of Third Rock Ventures, a venture capital firm. Dr. Homcy has served as the acting chief executive officer of MyoKardia, Inc. since June 2012. Dr. Homcy is a co-founder of Portola and served as President and Chief Executive Officer of Portola from September 2003 to April 2010 and was employed as an adviser to us from May 2010 to February 2012. He served as President, Research and Development at Millennium from February 2002 to January 2003 and the senior advisor of Research and Development at Millennium from January 2003 to November 2003. From May 1995 to March 2002, he served as Executive Vice President of Research and Development of COR Therapeutics. Since 1997, Dr. Homcy has served as Clinical Professor of Medicine, University of California at San Francisco Medical School and as an attending physician at the San Francisco Veteran’s Administration Hospital. Dr. Homcy holds an A.B. in Biology and an M.D. from Johns Hopkins University. Dr. Homcy is also a member of the Board of Trustees of John Hopkins University. Because of Dr. Homcy’s executive experience in the life sciences industry, we believe he is able to make valuable contributions to our Board.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2016 ANNUAL MEETING

Hollings C. Renton. Hollings Renton, age 67, has served as a member and the Chairman of our Board since March 2010. Mr. Renton retired as Chairman of the Board of Directors at Onyx Pharmaceuticals, Inc., a biopharmaceutical and biotherapeutics company, in March 2008, where he also served as the President and Chief Executive Officer from 1993 and as a director from 1992. Mr. Renton currently serves as a member of the boards of directors of Affymax, Inc., Rigel Pharmaceuticals and Cepheid Corporation. Mr. Renton holds an M.B.A. from the University of Michigan and a B.S. in Mathematics from Colorado State University. Because of Mr. Renton’s extensive experience building successful biotechnology companies and commercializing drug products, we believe he is able to bring valuable insights to our Board.

Robert M. Califf, M.D. Robert Califf, age 63, has served as a member of our Board since July 2012. He has held various academic positions at Duke University Medical Center, including Vice Chancellor for Clinical and Translational Research since July 2012, Professor of Medicine since 1995 and Vice Chancellor for Clinical Research from July 2006 to June 2011. Dr. Califf was the founding director of the Duke Clinical Research Institute. He also currently serves as co-chair of the Clinical Trials Transformation Initiative, a partnership focused on improving the clinical trials system. Dr. Califf holds a B.S. in Psychology and an M.D. from Duke University. Because of Dr. Califf’s expertise in cardiology, clinical research, translational medicine and regulatory affairs, we believe he is able to make valuable contributions to our Board.

William Lis. William Lis, age 49, has served as our Chief Executive Officer and a member of our Board since April 2010. Mr. Lis served as our Chief Operating Officer from November 2009 to April 2010, as our Vice President of Business and Commercial Operations from May 2008 to October 2009 and as our Senior Director of Business Development from May 2005 to August 2005. Prior to Portola, Mr. Lis held various management positions at Scios Inc., a biotechnology company and a subsidiary of Johnson & Johnson, including as Vice President Business and Commercial Operations from November 2007 to April 2008, as Vice President of Business and New Product Development from August 2005 to November 2007 and as Director of Cardiovascular Marketing and New Products from January 2004 to May 2005. From November 2003 to December 2003, Mr. Lis served as a consultant to Biosite Incorporated, a medical diagnostics company, and Millennium. From October 1999 to February 2002, Mr. Lis held various positions, including Product Director, at COR Therapeutics. Following the acquisition of COR by Millennium in 2002, he held various positions, including Director, Marketing and New Product Development from February 2002 to November 2003. Mr. Lis holds a B.S. in Business Management and Finance from the University of Maryland, College Park. Because of Mr. Lis’ extensive knowledge of our company, the pharmaceutical industry and our competitors, we believe he is able to make valuable contributions to our Board.

8.

CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and Portola, our senior management and our independent auditors, the Board has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. Renton, Mr. Bienaimé, Dr. Bird, Dr. Califf, Dr. Galakatos, Mr. Johnson and Mr. Wolff. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with Portola.

Mr. Lis, our Chief Executive Officer, is not an independent director by virtue of his employment with us. Dr. Homcy is not an independent director by virtue of his previous employment with us, which terminated in January 2012.

Board Leadership Structure

The Board has appointed Mr. Renton Chairman of the Board. Prior to our initial public offering (“IPO”) in May 2013, Dr. Homcy served as Co-chair. The Chairman has the authority, among other things, to preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Chairman can enhance the effectiveness of the Board as a whole.

Lead Independent Director

If the Chairman of the Board is an independent director, the Board may designate the Chairman as the Lead Independent Director. If the Chairman is not independent, the Board will designate one of the independent directors as the Lead Independent Director. The Lead Independent Director will serve until replaced by the Board. The Lead Independent Director establishes the agenda for meetings of the independent directors, presides over meetings of the independent directors, presides over any portions of meetings of the Board evaluating the performance of the Board, coordinates the activities of the other independent directors and performs such other duties the Board may establish or delegate. To date, we have not designated a Lead Independent Director of our Board.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has

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the responsibility to review and discuss with management and Ernst & Young LLP, as appropriate, our guidelines and policies with respect to risk assessment and risk management, including our major financial risk exposures and the steps taken by management to monitor and control these exposures. Our Nominating and Corporate Governance Committee is responsible for developing our corporate governance principles, and periodically reviews these principles and their application. Our Compensation Committee reviews our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us.

Meetings of the Board of Directors

The Board met 12 times during the last fiscal year. All directors except Dr. Califf attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively.

Information Regarding Committees of the Board of Directors

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2013 for each of these Board committees. From time to time, our Board and committees also take action by written consent without a meeting.

Name	Audit	Compensation	Nominating and Corporate Governance
William Lis
Hollings C. Renton		X	X*
Charles J. Homcy, M.D.			X
Jean-Jacques Bienaimé		X*
Jeffrey W. Bird, M.D., Ph.D.	X
Robert M. Califf, M.D.			X
Farah H. Champsi(1)	X		X
Nicholas G. Galakatos, Ph.D.	X	X
Jean M. George(1)		X
Russell C. Hirsch, M.D., Ph.D.(1)		X	X
John H. Johnson(2)		X
Peggy V. Phillips(1)	X
James N. Topper, M.D., Ph.D.(3)
H. Ward Wolff	X*
Total meetings in fiscal 2013	7	7	0

*	Committee Chairperson
(1)	Effective upon the closing of our initial public offering in May 2013, this director resigned from the Board and any committees of the Board. The current members of the Audit Committee are Mr. Wolff, Dr. Bird and Dr. Galakatos. The current members of the Compensation Committee are Messrs. Bienaimé, Johnson and Renton, and Dr. Galakatos. The current members of the Nominating and Corporate Governance Committee are Mr. Renton, Dr. Homcy and Dr. Califf.
(2)	Upon his appointment to the Board effective March 26, 2014, Mr. Johnson was appointed as a member of the Compensation Committee.
(3)	On December 11, 2013, Dr. Topper resigned from the Board.

Each of our Board committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

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Audit Committee

Our Audit Committee consists of Dr. Bird, Dr. Galakatos and Mr. Wolff, each of whom satisfies the independence requirements under The NASDAQ Global Market listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The chairperson of our Audit Committee is Mr. Wolff, whom our Board has determined to be an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Audit Committee requirements. In arriving at this determination, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The Audit Committee meets with our independent registered public accounting firm at least quarterly to review the financial results of the fiscal quarters and the annual audit and discuss the financial statements; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; at such time as we become subject to Section 404(b) of the Sarbanes-Oxley Act of 2002, will confer with management and the independent registered public accounting firm regarding the scope, adequacy and effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s quarterly reports on Form 10-Q and Annual Report on Form 10-K; evaluates the independent registered public accounting firm’s performance; and reviews the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules related to accounting, financial reporting and auditing, and the Company’s code of conduct, including reviewing and approving related-party transactions.

The Audit Committee also has other responsibilities set forth in the written Audit Committee charter adopted by the Board, which is available on the Company’s website at www.portola.com.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2013 with management of the Company. The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm (the “Auditors”), the matters required to be discussed with the Audit Committee by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has also received from the Auditors written disclosures regarding the Auditors independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the Auditors, the Auditors independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The foregoing report has been furnished by the Audit Committee.

Mr. H. Ward Wolff

Dr. Jeffrey W. Bird, M.D., Ph.D.

Dr. Nicholas G. Galakatos, Ph.D.

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The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Portola under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee consists of Mr. Bienaimé, Dr. Galakatos, Mr. Johnson and Mr. Renton, each of whom our Board has determined to be independent under The NASDAQ listing standards, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code. The chairperson of our Compensation Committee is Mr. Bienaimé.

The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer and other senior management, including executive officers; and administers the Company’s stock option plans. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. The Chief Executive Officer does not provide evaluations or recommendations with respect to his own performance or compensation. The Compensation Committee also reviews and recommends to the Board the type and amount of compensation to be paid to non-employee directors.

The Compensation Committee also has other responsibilities set forth in the written Compensation Committee charter adopted by the Board, which is available on the Company’s website at www.portola.com.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets every quarter and with greater frequency if necessary. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, the Compensation Committee retained both Arnosti Consulting, Inc. and Radford as independent compensation consultants. The Compensation Committee requested that these consultants:

•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

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•	assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

In addition, as part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Although our Board and Compensation Committee consider the advice and recommendations of these independent compensation consultants as to our executive compensation program, the Board and Compensation Committee ultimately make their own decisions about these matters.

Compensation Committee Interlocks and Insider Participation

As noted above, our Company’s Compensation Committee consists of Messrs. Bienaimé, Johnson and Renton, and Dr. Galakatos. None of the members of our Compensation Committee has at any time during the past three years been one of our officers or employees. None of our executive officers currently serves or in the prior three years has served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Dr. Califf, Dr. Homcy and Mr. Renton, each of whom our Board has determined to be independent under The NASDAQ listing standards, except for Dr. Homcy, who was employed by the Company until January, 2012. The chairperson of our Nominating and Corporate Governance Committee is Mr. Renton.

Our Nominating and Corporate Governance Committee makes recommendations regarding corporate governance, the composition of our Board, identification, evaluation and nomination of director candidates and the structure and composition of committees of our Board. The Nominating and Corporate Governance Committee has the following responsibilities, among other things, as set forth in the Nominating and Corporate Governance Committee’s charter:

•	reviewing periodically and evaluating director performance on our Board and its applicable committees, and recommending to our Board and management areas for improvement;

•	interviewing, evaluating, nominating and recommending individuals for membership on our Board;

•	overseeing and reviewing our processes and procedures to provide information to our Board and its committees;

•	reviewing and recommending to our Board any amendments to our corporate governance policies; and

•	reviewing and assessing, at least annually, the performance of the Nominating and Corporate Governance Committee and the adequacy of its charter.

The Nominating and Corporate Governance Committee also has other responsibilities set forth in the written Nominating and Corporate Governance Committee charter adopted by the Board, which is available on the Company’s website at www.portola.com. The Nominating and Corporate Governance Committee did not convene a meeting during the year ended December 31, 2013.

The Nominating and Corporate Governance Committee believes that candidates for director should generally have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the

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Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 270 E. Grand Avenue, South San Francisco, CA 94080 no earlier than the close of business on January 16, 2015, and no later than the close of business on February 15, 2015. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Please refer to Article III of our Amended and Restated Bylaws for a description of the formal process to recommend director candidates to the Nominating and Corporate Governance Committee.

Stockholder Communications with the Board of Directors

We do not have a formal process related to stockholder communications with the Board. However, we strive to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board has been excellent. If you wish to send a communication to the Board, its Chair or the Chair of any committee, please send your communication to our Secretary at Portola Pharmaceuticals, Inc., 270 E. Grand Avenue, South San Francisco, CA 94080, who will forward all appropriate communications as requested.

Code of Ethics

We have adopted the Portola Code of Business Conduct that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.portola.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

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Corporate Governance Guidelines

On January 30, 2013, the Board documented the governance practices followed by the Company by adopting the Portola Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect the NASDAQ listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines may be viewed at www.portola.com.

Director Compensation

The following table shows for the fiscal year ended December 31, 2013 certain information with respect to the compensation of all non-employee directors:

DIRECTOR COMPENSATION FOR FISCAL 2013

Name	Fees Earned or Paid in Cash($)	Option Awards($)(1)(2)	Total($)
Jean-Jacques Bienaimé	62,166	189,113	251,279
Jeffrey W. Bird, M.D., Ph.D.	34,371	189,113	223,484
Robert M. Califf, M.D.	56,083	189,113	245,196
Farah H. Champsi(3)	—	—	—
Nicholas G. Galakatos, Ph.D.	38,325	189,113	227,438
Jean M. George(3)	—	—	—
Russell C. Hirsch, M.D., Ph.D.	—	—	—
Charles J. Homcy, M.D.	81,083	189,113	270,196
Peggy V. Phillips(3)	—	—	—
Hollings C. Renton	72,871	189,113	261,984
James N. Topper, M.D., Ph.D.(4)	33,458	189,113	222,571
H. Ward Wolff	62,166	189,113	251,279

(1)	The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.
(2)	Represents an option to purchase 14,101 shares of our common stock that was granted to such director on June 5, 2013 under our 2013 Equity Incentive Plan. The grant date fair value of such option award is $189,113, as computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.
(3)	Such individual resigned as a director immediately prior to the closing of our IPO in May 2013.
(4)	On December 11, 2013, Dr. Topper resigned from the Board.

In April 2013, our Board adopted a non-employee director compensation policy, which became effective for all of our non-employee directors upon the closing of our IPO, pursuant to which we compensate our non-employee directors with a combination of cash and equity. Each such director who is not affiliated with one of our principal

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stockholders will receive an annual base cash retainer of $50,000 for such service, to be paid quarterly. Each chairperson, vice-chairperson and lead independent director of our Board will receive an additional annual base cash retainer of $25,000 for such service, to be paid quarterly.

The policy also provides that we compensate the members of our Board for service on our committees as follows:

•	The chairperson of our Audit Committee will receive an annual cash retainer of $20,000 for such service, paid quarterly, and each of the other members of the Audit Committee will receive an annual cash retainer of $6,500, paid quarterly.

•	The chairperson of our Compensation Committee will receive an annual cash retainer of $20,000 for such service, paid quarterly, and each of the other members of the Compensation Committee will receive an annual cash retainer of $6,500, paid quarterly.

•	The chairperson of our Nominating and Corporate Governance Committee will receive an annual cash retainer of $15,000 for such service, paid quarterly, and each of the other members of the Nominating and Corporate Governance Committee will receive an annual cash retainer of $5,000, paid quarterly.

•	The chairperson of our research and development subcommittee will receive an annual cash retainer of $15,000 for such service, paid quarterly, and each of the other members of the research and development subcommittee will receive an annual cash retainer of $5,000, paid quarterly.

During 2013, the policy also provided for initial and annual equity grants of 0.08% and 0.04% of our then-outstanding shares of common stock, respectively. However, in the first quarter of 2014, the Board retained Radford to conduct a review of this portion of the policy in light of our substantial increase in market capitalization following our IPO. After a review of peer company practices and the recommendation of Radford, the Board approved revised equity compensation for the Company’s independent directors, consisting of an initial grant of an option to purchase 20,000 shares of our common stock, with a subsequent annual grant of an option to purchase 10,000 shares of our common stock. Initial grants vest, subject to continuous service, on a monthly basis for the 36-month period following the grant. Annual grants vest on the earlier of the one-year anniversary of the grant or the next annual meeting following the grant.

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PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2012 and December 31, 2013, by Ernst & Young LLP, the Company’s independent registered public accounting firm.

	Fiscal Year Ended
	2013	2012
	(in thousands)
Audit Fees	$1,881	$106
Audit-related Fees	—	30
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,881	$136

Audit fees: Consists of fees associated with the annual audit of our financial statements, the reviews of our interim financial statements and the issuance of consent and comfort letters in connection with registration statement filings with the SEC, and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.

Audit-related fees: Consist of technical consultations related to complex accounting matters.

We did not incur any other fees in 2013 and 2012. All fees described above were pre-approved by the Audit Committee.

Pre-approval Policies and Procedures.

The Audit Committee pre-approves audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The Audit Committee pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

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If Ernst & Young LLP renders services other than audit services to the Company, the Audit Committee will determine whether the rendering of these services is compatible with maintaining the Ernst & Young LLP’s independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

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EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth information regarding our executive officers as of March 31, 2014. Biographical information for our Chief Executive Officer and Director Mr. Lis is included above with the Director biographies under the caption “Directors continuing in office until the 2016 Annual Meeting – Class III.”

Name	Age	Position
William Lis	49	Chief Executive Officer and Director
John T. Curnutte, M.D., Ph.D.	62	Executive Vice President, Research and Development
Mardi C. Dier	50	Executive Vice President and Chief Financial Officer

John T. Curnutte, M.D., Ph.D. John Curnutte has served as our Executive Vice President of Research and Development since February 2011. From April 2010 to January 2011, Dr. Curnutte served as an independent consultant. From May 2008 to March 2010, Dr. Curnutte served as the Chief Executive Officer of 3-V Biosciences, Inc., a biotechnology company. From September 2000 to May 2008, he served as President of Schering-Plough Biopharma, a biopharmaceutical subsidiary of Schering-Plough Corporation, and Vice President of Discovery Research at Schering Plough Research Institute, a pharmaceutical and healthcare company. From August 1993 to September 2000, he held various senior management positions at Genentech, Inc., a biotechnology company. Dr. Curnutte is currently an adjunct clinical professor of pediatrics at the Stanford University School of Medicine and a member of the medical staff. Dr. Curnutte holds a B.S. in Biochemistry and Molecular Biology from Harvard University and an M.D. and a Ph.D. in Biological Chemistry from Harvard Medical School.

Mardi C. Dier. Mardi Dier has served as our Executive Vice President and Chief Financial Officer since August 2006. From June 2003 to July 2006, Ms. Dier served as Vice President of Investor Relations at Chiron Corporation, a biopharmaceutical company. From 1994 to 2001, Ms. Dier served as a Director, Investment Banking at Prudential Securities, Inc., a securities firm. Ms. Dier previously was a supervising senior accountant at the audit department of KPMG LLP, an accounting firm, from 1986 to 1990. Ms. Dier holds a B.S. in Biology from Stanford University and an M.B.A. from the Anderson Graduate School of Management at the University of California, Los Angeles.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows compensation awarded to or paid to, or earned by, our principal executive officer and each of our two other most highly compensated executive officers for the fiscal years ended December 31, 2013 and 2012, as of December 31, 2013. We refer to these executive officers in this proxy statement as our Named Executive Officers.

SUMMARY COMPENSATION TABLE FOR FISCAL 2013

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total($)
William Lis Chief Executive Officer	2013	$425,000	$150,000	$613,692	$216,750	(3)	$500	(4)	$1,405,942
	2012	$405,000	—	$1,392,329	$121,500		$500		$1,919,329

John T. Curnutte, M.D., Ph.D. Executive Vice President, Research and Development	2013	$388,290	$75,000	$0	$158,520	(5)	$24,859	(4)(6)	$646,669
	2012	$376,980	—	$332,716	$90,475		$23,986		$824,157

Mardi C. Dier Executive Vice President and Chief Financial Officer	2013	$340,491	$75,000	$1,127,535	$147,700	(7)	$500	(4)	$1,691,226
	2012	$326,795	—	$357,904	$68,625		$500		$753,824

(1)	These amounts reflect a discretionary bonus paid to each Named Executive Officer in connection with the successful completion of the Company’s IPO in May 2013.
(2)	These amounts reflect the aggregate grant date fair value of each option award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.
(3)	This amount represents a cash bonus of 51% of Mr. Lis’ base salary, based on the achievement of 2013 performance goals.
(4)	Includes the $500 Company match contributed to each Named Executive Officer’s 401(k) plan.
(5)	This amount represents a cash bonus of 41% of Dr. Curnutte’s base salary, based on the achievement of 2013 performance goals.
(6)	Includes $24,359 paid to Dr. Curnutte in lieu of his participation in our medical benefits program.
(7)	This amount represents a cash bonus of 43% of Ms. Dier’s base salary, based on the achievement of 2013 performance goals.

Narrative to Summary Compensation Table

Employment agreements

We have entered into agreements with each of our Named Executive Officers in connection with his or her employment with us. With the oversight and approval of our Board, each of these employment agreements was negotiated on our behalf by our Chief Executive Officer, William Lis, with the exception of his own employment agreement. These agreements provided for “at will” employment and set forth the terms and conditions of employment of each Named Executive Officer, including base salary, target annual bonus opportunity, standard employee benefit plan participation, initial stock option grant and vesting provisions with respect to the initial stock option grant. These employment agreements were each subject to execution of our standard confidential information and invention assignment agreement.

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Non-Equity Incentive Plan Compensation

Non-equity incentive plan compensation consists of cash bonuses paid to our Named Executive Officers in 2014 based on the achievement of performance goals during 2013. Whether a Named Executive Officer earns his or her target bonus, or any portion thereof, is determined by the Board, in its sole discretion, based upon its assessment of performance against the performance goals for the applicable calendar year. These cash bonuses are generally paid within the first quarter of the calendar year based on the prior year’s performance.

Change in Control Severance Benefits Agreements

We have entered into change in control severance benefits agreements with each of Mr. Lis, Dr. Curnutte and Ms. Dier that contain severance provisions providing for continued payment of salary and provision of certain benefits for a specified period of time in connection with their termination of employment under various circumstances, including involuntary termination by us or termination by the employee for good reason.

The actual amounts that would be paid or distributed to an eligible executive officer as a result of a termination of employment occurring in the future may be different than those described below as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include the executive officer’s base salary and the market price of our common stock. Although we have entered into a written agreement to provide severance payments and benefits in connection with a termination of employment under particular circumstances, we may mutually agree with the executive officers to provide payments and benefits on terms that vary from those currently contemplated. In addition to the amounts presented below, each executive officer is eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay, in accordance with those plans and policies.

Severance Payments

To receive any of the severance benefits under these agreements, the executive officer would be required to execute a release of claims against us and comply with further cooperation, confidentiality and noncompetition provisions.

In the event of a termination without “cause” by us or an executive officer’s resignation for “good reason” at any time during the period that is within three months prior to or 12 months following a “change in control” of Portola, which termination we refer to as a Covered Termination, such executive officer is eligible to receive the following payments and benefits:

•	a cash amount equal to one twelfth of the aggregate amount of such executive officer’s annual base salary and pro-rata bonus multiplied by 15, which shall be paid over 15 months immediately following the termination date; and

•	health insurance premiums under our group health insurance plans as provided under the Consolidated Omnibus Budget Reconciliation Act, or COBRA, until the earlier of (i) 15 months after termination of employment, (ii) such time as the executive officer is eligible for health insurance coverage with a subsequent employer and (iii) such time as the executive officer is no longer eligible for COBRA coverage.

Acceleration of Equity Awards

In addition, in the event of a Covered Termination, the vesting and exercisability of all outstanding options to purchase our common stock held by an eligible executive officer will be accelerated in full, and any repurchase rights held by us with respect to our common stock issued or issuable pursuant to any other stock award granted to such executive officer will lapse.

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For purposes of these agreements, the term “change in control” means the occurrence of any of the following: (i) any natural person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, becoming the owner of more than 50% of the combined outstanding voting power of Portola; (ii) the consummation of a merger, consolidation or similar transaction involving us that results in our stockholders immediately prior to such transaction not owning more than 50% of the combined outstanding voting power of the surviving entity or the parent of such surviving entity; (iii) approval by our stockholders or our Board of a plan of complete dissolution or liquidation of Portola, or a complete dissolution or liquidation of Portola; or (iv) the consummation of a sale, lease, license or other disposition of all or substantially all of our assets, with certain exceptions.

For purposes of these agreements, the term “cause” means any of the following: (i) the executive officer’s willful and material failure to perform duties or follow lawful and reasonable directions following written notice of such failure from our Board; (ii) conviction of a felony or a crime involving moral turpitude or dishonesty; (iii) willful engagement in gross misconduct that is materially and demonstrably injurious to us or (iv) material breach of such executive officer’s confidentiality agreement by the executive officer.

For purposes of these agreements, the term “good reason” means any of the following: subject to certain exceptions, (i) a decrease in the executive officer’s total target compensation of more than 10% which both we and the executive officer acknowledge as a diminution in such person’s base compensation and a material breach by us of such executive officer’s employment agreement with us; (ii) a material diminution of position, duties and responsibilities; (iii) an increase in the executive officer’s round-trip driving distance of more than 50 miles from such person’s principal personal residence to the principal business location or (iv) our failure to obtain a satisfactory agreement from any successor to assume and agree to perform under the material terms of the change in control severance benefits agreement.

Before an executive officer may terminate employment for “good reason,” the executive officer must notify us in writing, we must fail to remedy or cure the alleged “good reason” and the executive officer must then terminate employment, all within prescribed time periods.

22.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2013

The following table shows certain information regarding outstanding equity awards at December 31, 2013 for the Named Executive Officers.

	Option Awards
		Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date
Name	Grant Date	Exercisable		Unexercisable (1)
William Lis	06/18/2008	18,867		—	$5.30	06/18/2018
	06/18/2008	82,228		—	$5.30	06/18/2018
	12/23/2008	25,429		—	$4.10	12/23/2018
	02/25/2009	19,607		—	$5.10	02/25/2019
	02/25/2009	15,462		—	$5.10	02/25/2019
	06/09/2009	1,956		—	$5.10	06/09/2019
	02/24/2010	11,111		—	$9.00	02/24/2020
	02/24/2010	28,888		—	$9.00	02/24/2020
	07/14/2010	211,820	(2)	—	$9.00	07/14/2020
	03/23/2011	11,764	(3)	—	$8.50	03/23/2021
	03/23/2011	107,070	(3)	—	$8.50	03/23/2021
	03/08/2012	14,285	(4)	—	$7.00	03/08/2022
	03/08/2012	190,014	(4)	—	$7.00	03/08/2022
	02/27/2013	10,204	(5)	—	$9.80	02/27/2023
	02/27/2013	89,796	(5)	—	$9.80	02/27/2023

John T. Curnutte, M.D., Ph.D.	03/23/2011	11,764	(6)	—	$8.50	03/23/2021
	03/23/2011	201,918	(6)	—	$8.50	03/23/2021
	03/08/2012	14,285	(4)	—	$7.00	03/08/2022
	03/08/2012	15,714	(4)	—	$7.00	03/08/2022
	12/13/2012	24,148	(7)	—	$9.50	12/13/2022

Mardi C. Dier	09/06/2006	15,152		—	$3.30	09/06/2016
	09/20/2007	10,000		—	$5.00	09/20/2017
	09/20/2007	2,238		—	$5.00	09/20/2017
	12/23/2008	12,195		—	$4.10	12/23/2018
	12/23/2008	3,454		—	$4.10	12/23/2018
	02/25/2009	2,934		—	$5.10	02/25/2019
	06/09/2009	978		—	$5.10	06/09/2019
	02/24/2010	5,000		—	$9.00	02/24/2020
	03/23/2011	4,300	(3)	—	$8.50	03/23/2021
	03/08/2012	14,285	(4)	—	$7.00	03/08/2022
	03/08/2012	5,714	(4)	—	$7.00	03/08/2022
	12/13/2012	38,470	(7)	—	$9.50	12/13/2022
	11/06/2013	1,562	(8)	73,438	$22.06	11/06/2023

(1)	The options listed are fully vested or are subject to an early exercise right and may be exercised in full prior to vesting of the shares underlying such options, with the exception of Mardi C. Dier’s grant dated November 6, 2013, granted under Portola’s 2013 Equity Incentive Plan pursuant to which none are early exercisable and 73,438 options are not exercisable. Vesting of all options is subject to continued service on the applicable vesting date.
(2)	90% of the shares subject to these options were vested as of December 31, 2013 and the remainder vest in approximately equal increments on a monthly basis thereafter through May 1, 2014.

23.

(3)	69% of the shares subject to these options were vested as of December 31, 2013 and the remainder vest in approximately equal increments on a monthly basis thereafter through March 23, 2015.
(4)	44% of the shares subject to these options were vested as of December 31, 2013 and the remainder vest in approximately equal increments on a monthly basis thereafter through March 8, 2016.
(5)	These options vest 25% on January 1, 2014 and the remainder vest in approximately equal increments on a monthly basis thereafter through January 1, 2017.
(6)	71% of the shares subject to these options were vested as of December 31, 2013 and the remainder vest in approximately equal increments on a monthly basis thereafter through February 14, 2015.
(7)	25% of the shares subject to these options were vested as of December 12, 2013 and the remainder vest in approximately equal increments on a monthly basis thereafter through December 12, 2016.
(8)	2% of the shares subject to these options were vested as of December 12, 2013 and the remainder vest in approximately equal increments on a monthly basis thereafter through November 6, 2017.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of March 19, 2014 by: (i) each director and nominee for director; (ii) each Named Executive Officer; (iii) all of our executive officers and directors as a group; and (iv) all stockholders known us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Entities affiliated with Wellington Management Company, LLP(2)	5,215,929	12.7
Maxwell (Mauritius) Pte Ltd(3)	4,233,568	10.3
Entities affiliated with MPM BioVentures III, L.P.(4)	2,441,344	5.9
William Lis(5)	838,501	2.0
John T. Curnutte, M.D., Ph.D.(6)	267,829	*
Mardi C. Dier(7)	158,919	*
Hollings C. Renton(8)	46,271	*
Jean-Jacques Bienaimé(9)	36,151	*
Jeffrey W. Bird, M.D., Ph.D.(10)	1,188,950	2.9
Robert M. Califf, M.D.(11)	24,925	*
Nicholas G. Galakatos, Ph.D.(12)	2,455,234	6.0
Charles J. Homcy, M.D.(13)	871,887	2.1
John H. Johnson	—	*
H. Ward Wolff(14)	42,211	*
All executive officers and directors as a group (10 persons)(15)	5,930,878	13.7

*	Less than one percent.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC, which information may not be accurate as of March 19, 2014. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Portola Pharmaceuticals, Inc., 270 E. Grand Avenue, South San Francisco, CA 94080. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table above have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Applicable percentages are based on 41,091,964 shares outstanding on March 19, 2014, adjusted as required by rules promulgated by the SEC.
(2)

Wellington Management Company, LLP has shared dispositive power for 5,215,929 shares and shared voting power for 3,893,215 shares. The shares are owned by various individual investors for which Wellington Management Company, LLP serves as investment adviser with power to direct investments

24.

and/or power to vote the shares, and Wellington Management Company, LLP disclaims beneficial ownership of such shares. The address for Wellington Management Company, LLP is 280 Congress Street, Boston, MA 02210.
(3)	Maxwell (Mauritius) Pte Ltd is a wholly owned subsidiary of Cairnhill Investments (Mauritius) Pte Ltd, which is a wholly owned subsidiary of Fullerton Management Pte Ltd, which is a wholly owned subsidiary of Temasek Holdings (Private) Limited. Each of these entities, through the ownership described above, may be deemed to beneficially own and share voting and dispositive power over the shares held by Maxwell (Mauritius) Pte Ltd. The address for Maxwell (Mauritius) Pte Ltd is Les Cascades, Edith Cavell Street, Port Louis, Mauritius.
(4)	Represents 2,032,239 shares held by MPM BioVentures III-QP, L.P., 171,747 shares held by MPM BioVentures III GmbH & Co. Beteiligungs KG, 136,641 shares held by MPM BioVentures III, L.P., 61,373 shares held by MPM BioVentures III Parallel Fund, L.P., and 39,344 shares held by MPM Asset Management Investors 2003 BVIII LLC. MPM BioVentures III-QP, L.P.; MPM BioVentures III GmbH & Co. Beteiligungs KG; MPM BioVentures III, L.P., MPM BioVentures III Parallel Fund, L.P.; and MPM Asset Management Investors 2003 BVIII LLC are collectively referred to as the Entities affiliated with MPM BioVentures. MPM BioVentures III GP, L.P. is the general partner of each of MPM BioVentures III-QP, L.P., MPM BioVentures III, L.P. and MPM BioVentures III Parallel Fund, L.P. and the managing limited partner of MPM BioVentures III GmbH & Co. Beteiligungs KG. MPM BioVentures III LLC is the General Partner of MPM BioVentures III GP, L.P. Ansbert Gadicke, Luke Evnin, Nicholas Galakatos, Dennis Henner, Nicholas Simon, Michael Steinmetz and Kurt Wheeler are the Series A Members of MPM BioVentures III LLC and Managers of MPM Asset Management Investors 2003 BVIII LLC and share voting and dispositive power over the shares held by MPM BioVentures III-QP, L.P., MPM BioVentures III GmbH & Co. Beteiligungs KG, MPM BioVentures III, L.P., MPM BioVentures III Parallel Fund, L.P. and MPM Asset Management Investors 2003 BVIII LLC, and each disclaims beneficial ownership of the shares identified in this footnote except to the extent of his or her respective proportionate pecuniary interest in such shares. The address for the Entities affiliated with MPM BioVentures is 200 Clarendon Street, 54th Floor, Boston, Massachusetts 02116.
(5)	Represents shares issuable pursuant to stock options exercisable within 60 days of March 19, 2014.
(6)	Represents shares issuable pursuant to stock options exercisable within 60 days of March 19, 2014.
(7)	Represents 34,824 shares held directly by Ms. Dier and 124,095 shares issuable pursuant to stock options exercisable within 60 days of March 19, 2014.
(8)	Represents 2,826 shares held by The Renton Family Community Property Trust, over which Mr. Renton shares voting and dispositive power and 43,445 shares issuable pursuant to stock options held directly by Mr. Renton exercisable within 60 days of March 19, 2014.
(9)	Represents 706 shares held directly by Mr. Bienaimé and 35,445 shares issuable pursuant to stock options held directly by Mr. Bienaimé exercisable within 60 days of March 19, 2014.
(10)	Represents 1,102,824 shares held by Sutter Hill Ventures, 36,599 shares held by Jeffrey W. Bird and Christina R. Bird as Trustees of Jeffrey W. and Christina R. Bird Trust, 36,602 shares held by NestEgg Holdings, LP and 12,925 shares issuable pursuant to stock options held directly by Dr. Bird exercisable within 60 days of March 19, 2014. Dr. Bird is a trustee of the Jeffrey W. and Christina R. Bird Trust, which is a general partner of NestEgg Holdings, LP, and a managing director of Sutter Hill Ventures. Dr. Bird may be deemed to share voting and investment powers for the shares identified in this footnote, and disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest in such shares.
(11)	Represents shares issuable pursuant to stock options exercisable within 60 days of March 19, 2014.
(12)

Represents 2,032,239 shares held by MPM BioVentures III-QP, L.P., 171,747 shares held by MPM BioVentures III GmbH & Co. Beteiligungs KG, 136,641 shares held by MPM BioVentures III, L.P., 61,373 shares held by MPM BioVentures III Parallel Fund, L.P., 39,344 shares held by MPM Asset Management Investors 2003 BVIII LLC, 965 shares held directly by Dr. Galakatos and 12,925 shares issuable pursuant to stock options held directly by Dr. Galakatos exercisable within 60 days of March 19, 2014. Dr. Galakatos is a Series A Member of MPM BioVentures III LLC, which is the general partner of MPM BioVentures III GP, L.P., which is the general partner of each of MPM BioVentures III-QP, L.P.,

25.

MPM BioVentures III, L.P. and MPM BioVentures III Parallel Fund, L.P., and a manager of MPM Asset Management Investors 2003 BVIII LLC and shares voting and dispositive power over the shares held by MPM BioVentures III-QP, L.P., MPM BioVentures III GmbH & Co. Beteiligungs KG, MPM BioVentures III, L.P., MPM BioVentures III Parallel Fund, L.P. and MPM Asset Management Investors 2003 BVIII LLC. Dr. Galakatos disclaims beneficial ownership of the shares identified in this footnote except to the extent of his respective proportionate pecuniary interest in such shares.
(13)	Represents 123,471 shares held directly by Dr. Homcy, 728,416 shares issuable pursuant to stock options held directly by Dr. Homcy exercisable within 60 days of March 19, 2014 and 20,000 shares held by The Charles J. Homcy 2009 Grantor Retained Annuity Trust, for which Dr. Homcy holds voting or dispositive power.
(14)	Represents 1,766 shares held directly by Mr. Wolff and 40,445 shares issuable pursuant to stock options held directly by Mr. Wolff exercisable within 60 days of March 19, 2014.
(15)	Represents 257,759 shares held by our current directors and executive officers, 2,128,951 shares issuable pursuant to stock options exercisable within 60 days of March 19, 2014 and 3,544,168 shares held by entities affiliated with certain of our directors.

26.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2013.

Plan Category(1)	(a) Number of securities to be issued upon exercise of outstanding stock options, warrants and rights		(b) Weighted-average exercise price of outstanding stock options, warrants and rights	(c) Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	4,903,323	(2)	$9.43	1,081,948	(3)(4)

(1)	All of our equity compensation plans have been approved by our stockholders. The equity compensation plans are described in Notes 12 and 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.
(2)	As of December 31, 2013, there were 3,708,773 shares of common stock subject to outstanding stock options under the 2013 Plan.
(3)	Includes 81,948 and 1,000,000 shares of common stock available for issuance under the 2013 Plan and the 2013 Employee Stock Purchase Plan (“2013 ESPP”), respectively, as of December 31, 2013.
(4)	The reserve for shares available under the 2013 Plan and the 2013 ESPP will automatically increase on January 1st each year, beginning in 2014, by an amount equal to 5 percent and 2 percent, respectively, of the total number of outstanding shares of our common stock on December 31st of the preceding fiscal year. Shares subject to stock awards granted under our 2013 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under our 2013 Plan. Additionally, shares issued pursuant to stock awards under our 2013 Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award, become available for future grant under our 2013 Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2013, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied, with the exception of one Form 4 filed late by Jean-Jacques Bienaimé our Director, whose Form 4 reported a purchase of 2,000 shares of our common stock.

27.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related-Person Transactions Policy and Procedures

Our Board adopted a policy, effective upon the closing of our IPO, that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. We did not have a formal review and approval policy for related party transactions at the time of any of the transactions described below. However, all of the transactions described below were entered into after presentation, consideration and approval by our Board, except as noted below.

Certain Related-Person Transactions

Other than compensation arrangements, we describe below transactions and series of similar transactions, since January 1, 2013, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and Named Executive Officers are described elsewhere in this prospectus.

Participation in our Initial Public Offering

Maxwell (Mauritius) Pte Ltd, Eastern Capital Limited and Brookside Capital Partners Fund LP, or Brookside, each of whom were holders of more than 5% of our capital stock at the time of our IPO purchased a total of 1,200,000 shares of our common stock in our IPO. The underwriters received the same underwriting discount from the sale of the shares of our common stock to these security holders as they did from other shares of our common stock sold to the public in that offering.

Investor Rights Agreement

We are party to an investor rights agreement that provides holders of our common stock issued upon conversion of convertible preferred stock, including certain holders of 5% of our capital stock and entities affiliated with certain of our directors, with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Voting agreement

Prior to our IPO, we were party to a voting agreement under which certain holders of our capital stock, including certain holders of 5% of our capital stock and entities affiliated with certain of our directors, have agreed to vote in a certain way on certain matters, including with respect to the election of directors. The voting agreement terminated upon our IPO and none of our stockholders have any special rights regarding the election or designation of members of our board of directors.

28.

Right of first refusal and co-sale agreement

Prior to our IPO, we were party to a right of first refusal and co-sale agreement with holders of our convertible preferred stock and our founders, including certain holders of 5% of our capital stock and entities affiliated with certain of our directors, pursuant to which the holders of convertible preferred stock have a right of first refusal and co-sale in respect of certain sales of securities by our founders. The right of first refusal and co-sale agreement terminated upon our IPO.

Agreements with Global Blood Therapeutics, Inc. and MyoKardia, Inc.

Charles Homcy, a member of our Board and our former President and Chief Executive Officer, is also a co-founder and member of the board of directors of Global Blood Therapeutics, Inc., or Global Blood, and the interim Chief Executive Officer and a member of the board of directors of MyoKardia, Inc., or MyoKardia. We entered into Master Services Agreements with Global Blood on November 2, 2012, and with MyoKardia on November 13, 2012 (as amended in November 2013), respectively, which provide that we provide certain consulting, preclinical, laboratory and clinical research related services to Global Blood and MyoKardia, respectively. As each of these agreements was deemed not material to our business or operations, they were not formally approved or ratified by our Board or Audit Committee.

29.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Portola stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify us or your broker. Direct your written request to Investor Relations, Portola Pharmaceuticals, Inc., 270 E. Grand Avenue, South San Francisco, CA 94080 or contact Investor Relations at (650) 246-7000. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Mardi C. Dier

Executive Vice President and Chief Financial Officer

April 4, 2014

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2013 is available without charge upon written request to: Secretary, Portola Pharmaceuticals, Inc., 270 E. Grand Avenue, South San Francisco, CA 94080.

30.

ANNUAL MEETING OF STOCKHOLDERS OF

PORTOLA PHARMACEUTICALS, INC.

May 16, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 p.m. Eastern Time the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18320

i  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  i

¢	20330000000000000000 9	051614

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS LISTED IN PROPOSAL 1, AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Class I directors to hold office until the 2017 Annual Meeting of Stockholders:						FOR	AGAINST	ABSTAIN
				2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: ¡ Jeffrey W. Bird, M.D., Ph.D. ¡ John H. Johnson ¡ H. Ward Wolff

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted “FOR ALL NOMINEES” in Proposal 1, and “FOR” Proposal 2.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢

ANNUAL MEETING OF STOCKHOLDERS OF

PORTOLA PHARMACEUTICALS, INC.

May 16, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.astproxyportal.com/ast/18320

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

■	20330000000000000000 9	051614

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS LISTED IN PROPOSAL 1, AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Class I directors to hold office until the 2017 Annual Meeting of Stockholders:						FOR	AGAINST	ABSTAIN
				2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: ¡ Jeffrey W. Bird, M.D., Ph.D. ¡ John H. Johnson ¡ H. Ward Wolff

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted “FOR ALL NOMINEES” in Proposal 1, and “FOR” Proposal 2.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢